                                                                      EXHIBIT 21


                         CHART HOUSE ENTERPRISES, INC.
                     SUBSIDIARIES AS OF DECEMBER 29, 1997

Name                             State of Incorporation    Trade Name
----                             ----------------------    ----------
Chart House, Inc.                Delaware                  Chart House, Peohe's,
                                                           Solana Beach Baking
                                                           Company
Big Wave, Inc.                   Delaware
(formerly known as
Islands Restaurants, Inc.)